United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 14, 2017

Date of Report

Q2POWER TECHNOLOGIES INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Royal Palm Way, #100

Palm beach, FL 33480

(Address of Principal Executive Offices)

(561) 693-1423

(Registrant’s Telephone Number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2017, Q2Power Technologies Inc. (the “Company” or “Q2P”) closed a Technology Transfer and Assignment Agreement (the “Transfer Agreement”) with Phoenix Power Group LLC (“Phoenix”) to transfer to Phoenix all of the Company’s technology and materials associated with Q2P’s external combustion engine, controls and auxiliary systems (the “Q2P Technology”), developed both in conjunction with its Amended and Restated License Agreement dated July 15, 2014 (“License Agreement”) with Cyclone Power Technologies, Inc. (“Cyclone”) and such other Q2P Technology developed independently from the License Agreement. Pursuant to a consent from Cyclone, the Company also transferred and assigned the License Agreement to Phoenix. In consideration for the transfer and assignment, Phoenix satisfied and provided releases for approximately $162,000 in past liabilities of Q2P associated with the development of the Q2P Technology, made certain other payments to the Company’s prior engine manufacturer, and provided full releases from liability from both Phoenix and Cyclone.

The above description of the Transfer Agreement and the transaction generally is qualified in its entirety by the actual agreement filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits.

10.1	Technology Transfer and Assignment Agreement with Phoenix Power Group LLC

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2POWER TECHNOLOGIES INC.

Date:	August 18, 2017	By:	/s/ Christopher Nelson
Christopher Nelson
President and General Counsel

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